UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A/A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF THE

SECURITIES EXCHANGE ACT OF 1934

Neutral Tandem, Inc.

(Exact name of registrant as specified in its charter)

Delaware	31-1786871
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

One South Wacker Drive, Suite 200, Chicago, Illinois	60606
(Address of principal executive offices)	(Zip Code)

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box.   ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box.   ☐

Securities Act registration statement file number to which this form relates: 333-140127 (if applicable)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered

Common Stock, par value $0.001 per share	The NASDAQ Stock Market LLC

Securities to be registered pursuant to Section 12(g) of the Act:

Not Applicable

(Title of class)

EXPLANATORY NOTE

The sole purpose of this amendment is to include a reference to The NASDAQ Stock Market LLC on the front cover of this Form 8-A/A and to reference the October 30, 2007 amendment to the Registration Statement (as defined below) in Item 1 below. No other changes have been made to the original filing made on October 29, 2007.

Item 1.	Description of Registrant’s Securities to be Registered

The information set forth under “Description of Capital Stock” in the Registrant’s Registration Statement on Form S-1 (File No. 333-140127) under the Securities Act of 1933, as filed with the Securities and Exchange Commission on January 22, 2007, as amended on each of February 26, 2007, March 16, 2007, August 13, 2007, September 21, 2007, October 4, 2007, October 16, 2007 and October 30, 2007, and as may be amended after the date hereof (the “Registration Statement”), is hereby incorporated by reference. Such information also will appear in the Registrant’s prospectus that forms a part of the Registration Statement, and such prospectus is incorporated herein by reference.

Item 2.	Exhibits

Not applicable.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Date: November 1, 2007	NEUTRAL TANDEM, INC.

	By:	/s/ Robert Junkroski
	Name:	Robert Junkroski
	Title:	Chief Financial Officer